UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 16, 2007
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.
     On May 16, 2007, Stone Energy Corporation (“Stone”) received notice from its bank group that the borrowing base under its bank credit facility has been reduced from $325 million to $250 million. The borrowing base under the credit facility is re-determined periodically based on the bank group’s evaluation of Stone’s proved oil and gas reserves, coverage ratios, and the group’s oil and gas pricing outlook. Borrowings outstanding at May 17, 2007 under the facility totaled $129 million, and letters of credit totaling $52.8 million had been issued under the facility. At May 17, 2007, Stone had $68.2 million of borrowings available under the credit facility.
     On May 17, 2007, at Stone’s 2007 Annual Meeting of Stockholders held in New Orleans, LA, the stockholders re-elected George R. Christmas, B.J. Duplantis, John P. Laborde and Richard A. Pattarozzi to serve as directors until the 2010 Annual Meeting of Stockholders. In addition to electing directors, the stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.
     On May 17, 2007, Stone’s Board of Directors approved, effective as of July 1, 2007, cash compensation for its non-employee directors, consisting of an annual retainer of $40,000, $1,500 for each committee or board meeting attended, a supplementary annual retainer of $15,000 for the audit committee chairman, $10,000 for the presiding director of the non-management directors, and $5,000 for the chairmen of the compensation, reserve, and nominating and governance committees, respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: May 18, 2007	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer